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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Watson Pharmaceuticals, Inc. of our report dated February 5, 1996, except as to Note 11, which is as of March 4, 1996, appearing on page F-2 of the Annual Report on Form 10-K for the year ended December 31, 1995.



PRICE WATERHOUSE LLP

Costa Mesa, California
June 5, 1996